SERVICE 1ST BANK
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                                  EXHIBIT 10.9

February 26, 2001

Robert Bloch
602 Cool Valley Road
Paso Robles, CA 93446

RE:  Offer Sheet

Dear Bob,

Pursuant to my recent conversation coupled with the ratification of the Board we are prepared to offer you the position of Chief Financial Officer, subject to regulatory approval. I am delighted with the opportunity to join forces as we build a new Financial Services Depository! The terms of this position are as follows:

        o  Salary:            $95,000.00 per year
        o  Bonus:             $5,000.00 - payable one year anniversary
        o  Stock Options:     $15,000 shares - 3 year vesting
        o  Title:             Executive Vice President/Chief Financial Officer
        o  Auto Allowance:    $400.00 per month
        o  Moving:            $3,000,000 allowance
        o  CQG:               The Bank will provide this facility
        o  Insurance:         Full access to the normal package which includes:
                              medical, dental, life, LTD, vision
        o  401K:              Availability subject to the terms of the Plan
                              (not currently matching)

I believe the foregoing captures the essential points of our offer. I included a package for you to complete. Please return to me as soon as possible so that we may receive regulatory authorization. Additionally, I plan to receive confirmation on your title and options from the Board as soon as we receive a "non-objection" from the regulators.

Please let me know if you have any further questions, otherwise indicate your acceptance on a copy of this letter and return to my attention with the completed package.

Sincerely,

/s/ JOHN BROOKS
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John Brooks
Chairman
Chief Executive Officer


Accepted by: /s/ Robert E. Bloch        Date: 2/26/01
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      2800 W. March Lane, Suite 120 - Stockton, CA 95219 - (209) 956-7800
                               (209) 956-9633 fax
   60 W. Tenth Street - Tracy, CA 95376 - (209) 830-6995 - (209) 830-6891 fax
                             www.service1stbank.com
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